Exhibit 99.1

Apergy to Host Fireside Chat Conference Call

The Woodlands, Texas, May 14, 2020 – Apergy Corporation (“Apergy”) (NYSE: APY) announced today that Soma Somasundaram, President and Chief Executive Officer, will host a fireside chat conference call facilitated by James West of Evercore on Monday, May 18, 2020 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Deric Bryant, Executive Vice President of Ecolab Inc. and President of ChampionX, will join as an invited guest to discuss the pending merger between Apergy and ChampionX.

The call will be available by live webcast on Apergy’s website at www.apergy.com or by dialing in as follows:

US and Canada:	1-888-424-8151
International:	1-847-585-4422
Reference:	Apergy conference call number 7170 070

Please register for the webcast or dial into the call approximately 15 minutes prior to the scheduled start time.

A replay of the conference call will be available for approximately 30 days on Apergy’s website or at https://onlinexperiences.com/Launch/QReg/ShowUUID=B7051255-FAFF-4A6E-A5AE-7A6AB277E314&LangLocaleID=1033. Enter passcode 49693498.

About Apergy

Apergy is a leading provider of highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. Apergy’s products provide efficient functioning throughout the lifecycle of a well - from drilling to completion to production. Apergy’s Production & Automation Technologies offerings consist of artificial lift equipment and solutions, including rod pumping systems, electric submersible pump systems, progressive cavity pumps and drive systems and plunger lifts, as well as a full automation and digital offering consisting of equipment and software for Industrial Internet of Things (“IIoT”) solutions for downhole monitoring, wellsite productivity enhancement, and asset integrity management. Apergy’s Drilling Technologies offering provides market leading polycrystalline diamond cutters and bearings that result in cost effective and efficient drilling. To learn more about Apergy, visit our website at http://www.apergy.com.

Important Information About the ChampionX Transaction and Where to Find It

In connection with the proposed transaction, Apergy has filed a definitive proxy statement on Schedule 14A and a registration statement on Form S-4 containing a prospectus, declared effective April 30, 2020, with the Securities and Exchange Commission (the “SEC”), ChampionX Holding Inc. has filed a registration statement on Form S-4 and Form S-1 containing a prospectus, declared effective April 30, 2020 and Ecolab has filed a Schedule TO. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENTS/PROSPECTUSES, DEFINITIVE PROXY STATEMENT

AND SCHEDULE TO AS WELL AS ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT APERGY, ECOLAB, CHAMPIONX AND THE PROPOSED TRANSACTION. Investors and securityholders may obtain a free copy of the registration statements/prospectuses, definitive proxy statement and Schedule TO and other documents filed by Apergy, Ecolab and ChampionX with the SEC at the SEC’s website at http://www.sec.gov. The registration statements/prospectuses, definitive proxy statement and Schedule TO can also be obtained free of charge from Ecolab upon written request to Ecolab Inc., Attn: Investor Relations, 1 Ecolab Place, St. Paul, MN 55102, or by e-mailing investor.info@ecolab.com, or upon written request to Apergy, Investor Relations, 2445 Technology Forest Boulevard, The Woodlands, Texas 77381, or by e-mailing david.skipper@apergy.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Apergy. However, Apergy, Ecolab and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Apergy in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Apergy in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in Apergy’s definitive proxy statement relating to the proposed transaction, filed with the SEC on April 29, 2020. Information about the directors and executive officers of Ecolab may be found in its Annual Report on Form 10-K filed with the SEC on February 28, 2020, and its definitive proxy statement relating to its 2020 Annual Meeting of Shareholders filed with the SEC on March 20, 2020. Information about the directors and executive officers of Apergy may be found in its Annual Report on Form 10-K filed with the SEC on March 2, 2020, and its definitive proxy statement relating to its 2020 Annual Meeting of Stockholders filed with the SEC on April 2, 2020.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Contact:

David Skipper – david.skipper@apergy.com – 713-230-8031

Media Contact:

John Breed – john.breed@apergy.com – 281-403-5751